Exhibit 99.1

NovaBay Pharmaceuticals Announces $2.83 Million Private Placement

Investors include insiders Pioneer Pharma and NovaBay Chairman and Interim President and CEO Mark M. Sieczkarek

EMERYVILLE, Calif. – February 24, 2016 - NovaBay® Pharmaceuticals, Inc. (NYSE MKT: NBY) a biopharmaceutical company focusing on commercializing its Avenova® Lid and Lash Cleanser for the domestic eye care market, announces that it has entered into three securities purchase agreements for the sale of 1,518,567 shares of common stock for approximately $2.83 million.

Investors in the private placement include Mr. Jian Ping Fu and Pioneer Pharma (Singapore) Pte. Ltd. Mr. Fu is President of Greenwood Capital, an Australian investment company with a portfolio spanning property, health centers, Australian food exports and cultural exchange. Greenwood Capital recently agreed to sponsorship deals with the reigning Australian Football League (AFL) champions Melbourne FC and A-League champions Melbourne Victory. Pioneer Pharma (Singapore) Pte. Ltd., together with its affiliates, is NovaBay’s largest shareholder. China Kington Asset Management Co. Ltd. acted as the sole placement agent for the securities purchase agreements with Mr. Fu and Pioneer Pharma (Singapore) Pte. Ltd.

NovaBay Chairman and Interim President and CEO Mark M. Sieczkarek also participated in the private placement.

“Avenova’s strong growth trajectory with record quarterly sales throughout 2015 gives us confidence in the company’s prospects for success, and we support management’s goals of driving revenues, managing expenses and moving toward profitability,” said Eric Wu, Partner and Senior Vice President of China Kington Asset Management Co. Ltd. “We are yet again affirming our intention to be the company’s long-term financing partner.”

On January 11, 2016, NovaBay announced it expected fourth quarter 2015 Avenova sales to exceed $1.5 million, an increase of 41% from the third quarter, and full year 2015 Avenova sales to approach $4 million. Management also affirmed its goal of reaching positive cash flow from operations in late 2016.

NovaBay expects to report financial results for the 2015 fourth quarter and full year and to hold an investment community conference call in early March 2016.

The foregoing securities were offered in the private placement and have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics

NovaBay Pharmaceuticals is a biopharmaceutical company focusing on the commercialization of prescription Avenova® Lid and Lash Cleanser for the eye care market. Avenova is formulated with Neutrox™, which is cleared by the U.S. Food and Drug Administration (FDA) as a 510(k) medical device. Neutrox is NovaBay’s pure hypochlorous acid. Laboratory tests show that hypochlorous acid has potent antimicrobial activity in solution yet is non-toxic to mammalian cells and also neutralizes bacterial toxins. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct medical salesforce. It is accessible from more than 90% of retail pharmacies in the U.S. through agreements with McKesson Corporation, Cardinal Health and AmeriSource Bergen.

Forward-Looking Statements

This release contains forward-looking statements, which are based upon management's current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding the anticipated market acceptance of our products, future sales of our products, and the company’s expected future financial results. Forward looking statements in this release can be identified by the words “expect,” “believe,” and “approximately,” or variations of these words. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties or delays in manufacturing, distributing, and selling the company's products, unexpected adverse side effects or inadequate therapeutic efficacy of our product, the uncertainty of patent protection for the company's intellectual property, and the company's ability to obtain additional financing as necessary. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay's latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, especially under the heading "Risk Factors." The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Contacts

For NovaBay Avenova purchasing information, please contact:

Email us

Call us: 1-800-890-0329

www.Avenova.com

From the Company	Investor Contact
Thomas J. Paulson	LHA
Chief Financial Officer	Jody Cain
510-899-8809	310-691-7100
Contact Tom	Jcain@lhai.com

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